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                            RESIDUAL STOCK NOTES
                                 PAYABLE TO
                            DIRECTORS OR NOMINEES


                 All information is as of December 15, 1994

Director or Nominee      Aggregate Note Amount   Interest Rate
- -------------------      ---------------------   -------------

Gilbert A. Foster              $ 77,446.94            6.5%

Craig Danielson                $202,281.49            6.5%